EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2006, accompanying the consolidated financial statements and financial statement schedule II of The Coast Distribution System, Inc. and Subsidiaries (the Company) for the year-ended December 31, 2005, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of that report in the Company’s Registration Statements on Forms S-8 (File Nos. 333-136864, 333-52876, 333-55941,
333-55933 and 33-64582).

/s/ Grant Thornton LLP
San Jose, California
March 31, 2008